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                                                                       EXHIBIT 5

                          GIBSON, DUNN & CRUTCHER LLP
                                Jamboree Center
                                  4 Park Plaza
                         Irvine, California 92614-8557
(949) 451-3800                                                     C 29019-00873


                                January 22, 1999


Fluor Corporation
3353 Michelson Drive
Irvine, CA  92698

         Re:      Fluor Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (together with the exhibits thereto, the "Registration Statement"), and the prospectus (the "Prospectus") forming a part thereof, in connection with the registration and sale of up to $500,000,000 in aggregate initial offering price of the debt securities, issuable in various series (the "Debt Securities"), of Fluor Corporation, a Delaware corporation (the "Company"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement").

         In addition, we have examined the originals, or copies identified to our satisfaction as being true and complete copies of the originals, of the following documents: (i) the Company's Restated Certificate of Incorporation and Bylaws, each as amended to the date hereof; (ii) the Indenture, dated as of February 18, 1997 (the "Indenture"), by and between the Company and Bankers Trust Company, as trustee (the "Trustee"); and (iii) such other documents and records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Debt Securities.

         In our examination, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein which were not independently

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Fluor Corporation
January 22, 1999
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established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

         We have assumed with your permission that: (a) the Trustee had, has and will have all requisite power and authority to execute, deliver and perform its obligations under the Indenture and any applicable officer's certificate or supplemental indenture as provided by the terms of the Indenture (each, a "Supplemental Indenture"), (b) the execution and delivery of the Indenture and any applicable Supplemental Indenture and the performance of the Trustee's obligations thereunder have been and will be duly authorized by all necessary action on the Trustee's part and the Indenture and any applicable Supplemental Indenture have been and will be duly delivered by the Trustee, and (c) the Indenture and any applicable Supplemental Indenture are and will be enforceable against the Trustee in accordance with their terms.

         Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that, when (1) the Debt Securities have been duly established in accordance with the terms of the Indenture and any applicable Supplemental Indenture, (2) the Debt Securities have been duly executed and delivered and have been duly authenticated by the Trustee and have been duly executed and delivered on behalf of the Company against payment therefor, all in accordance with the terms and provisions of the Indenture and any applicable Supplemental Indenture and as contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement, and (3) each of the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act of 1933, as amended (the "Securities Act"), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

         The opinion set forth above is subject to the following exceptions, limitations and qualifications: (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and court decisions of general application, including without limitation, statutory or other laws regarding fraudulent or preferential transfers relating to, limiting or affecting the enforcement of creditors' rights generally and laws affecting distribution by corporations to stockholders; (B) the application of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding at law or in equity; and (C) we express no opinion with respect to the enforceability of any provision in the Indenture or any applicable Supplemental Indenture regarding rights of indemnity or contribution where such provision is limited by applicable federal or state law or contrary to public policy.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement, the Prospectus and any related Prospectus Supplement. In giving this
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Fluor Corporation
January 22, 1999
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consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission.

                                              Very truly yours,

                                              /s/ GIBSON, DUNN & CRUTCHER LLP
                                              -------------------------------
                                              GIBSON, DUNN & CRUTCHER LLP

TDM/JMW/GCT